CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 30, 2006, to this Registration Statement on Form SB-2 of getpokerrakeback.com for the registration of shares of its common stock. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



LBB &Associates Ltd., LLP
Houston, Texas
January 11, 2007